Exhibit 99.1

637 Davis Drive
Morrisville, NC 27560 USA
phone 1-919-767-3230
fax 1-919-767-3233

www.harrisstratex.com
Harris Stratex Networks Announces Q3 Fiscal 2009 Financial Results
Reports revenue of $158 million and record cash balance of $116 million
Research Triangle Park, NC — May 5, 2009 — Harris Stratex Networks, Inc. (NASDAQ: HSTX), a leading specialist in backhaul solutions for mobility and broadband networks, today reported financial results for the third quarter of fiscal 2009, which ended April 3, 2009.
Revenue for the third quarter of fiscal 2009 was $158.0 million, compared with $178.2 million in the year ago period. GAAP net loss was $38.3 million or $0.65 per share, compared with net income of $5.2 million or $0.05 per diluted share in the year ago quarter.
Non-GAAP Financial Results
Non-GAAP net income for the quarter was $3.7 million, or $0.06 per diluted share, compared with non-GAAP net income of $9.4 million, or $0.16 per diluted share, in the year ago quarter.
Non-GAAP results exclude $39.6 million of pre-tax charges comprising the following:
•	$32.7 million related to an accelerated transition towards a common IP-based platform. Of these impairments, $29.3 million are non-cash charges related to provisions for legacy product excess and obsolete inventory, write-downs of property, plant, manufacturing and test equipment, and software. These charges do not impact our financial covenant compliance under our credit arrangements or our ongoing financial performance. The remaining $3.4 million of this charge is related to inventory purchase commitments that required no cash payment in the third quarter but are likely to result in a future cash outlay.

•	$4.5 million amortization of purchased intangibles, restructuring, and stock compensation expense.

•	$2.4 million of one-time in-process research and development expenses related to the valuation of the Telsima acquisition.
A reconciliation of GAAP to non-GAAP financial measures is provided on Table 4 along with the accompanying notes.
As of the quarter end on April 3, 2009 cash, cash equivalents and investments were a record $116.2 million, compared with $99.3 million as of the quarter ended January 2, 2009. The company generated positive operating cash flow of $28.9 million in the quarter.
Third Quarter Revenue by Business Segment
Revenue in the North America segment was $42.2 million in the third quarter of fiscal 2009, compared with $56.9 million in the year ago period. International revenue was $112.9 million, compared with $117.1 million in the year ago period. Network Operations revenue was $2.9 million compared with $4.2 million in the year ago period.

“In the face of difficult market conditions, our focus on operational improvements, balance sheet metrics, and overall cash management yielded strong results,” said Harald Braun, president and chief executive officer of Harris Stratex Networks. “Our cash and short-term investments reached a record $116 million and our operating cash flow was positive for the seventh consecutive quarter.”
“During the third quarter we continued global infrastructure build-outs addressing expanded broadband requirements as our network operator customers sought to meet continuing increases in data traffic. In February, we acquired Telsima, a leading developer of next-generation broadband wireless network solutions. We believe this acquisition affords us a strategic advantage with technology, software and a customer base as we pursue future 4G opportunities,” added Braun. “We continue to capture business in Africa, which remains an area of relative strength for our company. North America revenue declined in the third quarter, which is a seasonally soft quarter. Activity related to network capacity expansion and the transition to IP-based solutions, where we have a leadership position, continues to be encouraging. Despite these positive aspects, uncertainty in credit markets, overall liquidity, and the global macro-economic situation continues to restrict our customers’ ability to place orders in a timely manner and at the scale desired.”
Outlook and Guidance
Due to the current macro-economic situation, it is difficult to provide financial guidance and it is likely that Harris Stratex Networks’ actual results could differ materially from current expectations.
“The weakened global economy has not improved visibility. Customers’ appetites for our products and services show no sign of moderation, but forecasting remains challenging for us and our customers,” noted Braun. “For our fourth fiscal quarter, our current revenue expectations are in the range of $140 million to $160 million. We will continue to align worldwide operations with current market conditions, manage our spending and maintain our scrutiny on cash management. In anticipation of the eventual economic upturn, we will continue our focus on technology innovation and the breadth of services that has always distinguished Harris Stratex.”
Conference Call
Harris Stratex Networks will host a conference call today at 5:30 p.m. Eastern Time to discuss the company’s financial results. Those wishing to join the call should dial 303-262-2075 (no pass code required) at approximately 5:20 p.m. A replay of the call will be available starting one hour after the call’s completion until May 13. To access the replay, dial 303-590-3000 (pass code: 11128852 #). A live and archived webcast of the conference call will also be available via the company’s Web site at www.HarrisStratex.com/investors/conference-call.
Non-GAAP Measures and Comparative Financial Information
Harris Stratex Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management of Harris Stratex Networks monitors revenues, cost of product sales and services, research and development expenses, selling and administrative expenses, operating income or loss, tax expense or benefit, net income or loss, and net income or loss per share on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs and expenses as shown on the attached GAAP reconciliation table. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex Networks’ business and to better understand our performance.

Harris Stratex Networks management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Harris Stratex Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Harris Stratex Networks, Inc.
Harris Stratex Networks, Inc. is a leading specialist in backhaul solutions for mobility and broadband networks. The company offers reliable, flexible and scalable wireless network solutions, backed by comprehensive professional services and support. Harris Stratex Networks serves all global markets, including mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. Customers in more than 135 countries depend on Harris Stratex Networks to build, expand and upgrade their voice, data and video solutions. Harris Stratex Networks is recognized around the world for innovative, best-in-class wireless networking solutions and services. For more information, visit http://www.harrisstratex.com/.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Harris Stratex Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipated”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “see”, “continues”, “delivering”, “view”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Harris Stratex Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
•	downturn in the global economy affecting customer spend;

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the volume, timing and customer, product and geographic mix of our product orders may have an impact on our operating results;

•	the ability to achieve business plans for Harris Stratex Networks;

•	the ability to manage and maintain key customer relationships;

•	the ability to maintain projected product rollouts, product functionality, anticipated cost reductions or market acceptance of planned products;

•	future costs or expenses related to litigation;

•	the ability of our subcontractors to perform or our key suppliers to manufacture or deliver material;

•	customers may not pay for products or services in a timely manner, or at all;

•	the failure of Harris Stratex Networks to protect its intellectual property rights and its ability to defend itself against intellectual property infringement claims by others;

•	currency and interest rate risks;

•	the impact of political, economic and geographic risks on international sales;

•	the impact of slowing growth in the wireless telecommunications market combined with supplier and operator consolidations;

•	our ability to remediate our material weaknesses in internal control.
For more information regarding the risks and uncertainties for our business, see “Risk Factors” in our form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 25, 2008 as well as other reports filed by Harris

Stratex Networks with the SEC from time to time. Harris Stratex Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Financial tables can be accessed by clicking here.
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Contacts:
Investors: Mary McGowan, Summit IR Group Inc., 408-404-5401, mary@summitirgroup.com
Media: Jen Anderson, Harris Stratex Networks, Inc., 919-749-7240, jennifer.anderson@hstx.com

Table 1
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Three Quarters Ended
	April 3, 2009	March 28, 2008	April 3, 2009	March 28, 2008
	(In millions, except per share amounts)

Revenue from product sales and services	$158.0	$178.2	$544.7	$531.6
Cost of product sales and services	(108.8)	(126.1)	(379.3)	(380.0)
Charges for product transition	(29.8)	—	(29.8)	—
Amortization of purchased technology	(1.8)	(1.8)	(5.4)	(5.3)

Gross margin	17.6	50.3	130.2	146.3
Research and development expenses	(9.9)	(11.5)	(29.6)	(34.8)
Selling and administrative expenses	(34.6)	(31.1)	(104.0)	(96.1)
Amortization of intangible assets	(1.4)	(1.9)	(4.2)	(5.6)
Acquired in-process research and development	(2.4)	—	(2.4)	—
Software impairment charges	(2.9)	—	(2.9)	—
Goodwill impairment charges	—	—	(279.0)	—
Trade name impairment charges	—	—	(22.0)	—
Restructuring charges	(0.5)	—	(4.9)	(8.4)

Operating (loss) income	(34.1)	5.8	(318.8)	1.4
Interest income	0.2	0.3	0.9	1.4
Interest expense	(0.8)	(0.7)	(2.2)	(2.2)

(Loss) income before income taxes	(34.7)	5.4	(320.1)	0.6
Income tax (expense) benefit	(3.6)	(0.2)	(28.0)	1.2

Net (loss) income	$(38.3)	$5.2	$(348.1)	$1.8

Net (loss) income per common share of Class A and Class B common stock (Notes 1 and 2):
Basic	$(0.65)	$0.09	$(5.93)	$0.03
Diluted	$(0.65)	$0.05	$(5.93)	$(0.02)

Basic weighted average shares outstanding	58.8	58.4	58.7	58.4
Diluted weighted average shares outstanding	58.8	58.7	58.7	58.9

(1)	The net (loss) income per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

(2)	For the quarter and three quarters ended March 28, 2008, the calculations of diluted earnings per share include a potential deduction to net income of $2.1 million and $2.7 million for the assumed after-tax effect of the change in fair value of warrants using the “treasury stock” method.

Table 2
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	April 3, 2009	June 27, 2008 (1)
	(In millions)
Assets
Cash and cash equivalents	$115.6	$95.0
Short-term investments	0.6	3.1
Receivables	142.6	199.7
Inventories and unbilled costs	132.6	130.6
Due from Harris Corporation	3.8	—
Current deferred income taxes	—	12.6
Other current assets	21.3	19.1
Property, plant and equipment	58.7	75.6
Goodwill	1.2	284.2
Identifiable intangible assets	104.0	130.1
Non-current deferred income taxes	—	13.7
Other assets	13.2	13.6

	$593.6	$977.3

Liabilities and Shareholders’ Equity
Short-term debt	$10.0	$—
Current portion of long-term debt	—	5.0
Accounts payable	50.1	81.1
Accrued expenses and other current liabilities	117.6	96.8
Capital lease obligations to Harris Corporation and others	2.3	19.4
Long-term debt	—	3.8
Restructuring and other long-term liabilities	7.6	7.4
Redeemable preference shares	8.3	8.3
Warrants outstanding	0.1	0.6
Non-current deferred income taxes and reserve for uncertain tax positions	11.2	6.7
Shareholders’ equity	386.4	748.2

	$593.6	$977.3

(1)	Derived from audited financial statements.

Table 3
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Quarters Ended
	April 3,	March 28,
	2009	2008
	(In millions)
Operating Activities
Net (loss) income	$(348.1)	$1.8
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization of identifiable intangible assets	10.0	10.9
Depreciation and amortization of property, plant and equipment and capitalized software	17.6	15.2
Non-cash stock-based compensation expense	1.8	5.3
Goodwill impairment charges	279.0	—
Trade name impairment charges	22.0	—
Non-cash charges for product transition, restructuring and inventory mark-downs	29.3	7.8
Acquired in-process research and development	2.4	—
Decrease in fair value of warrants	(0.5)	(3.2)
Deferred income tax expense (benefit)	19.9	(2.5)
Changes in operating assets and liabilities, net of effects from Telsima acquisition:
Receivables	60.7	(10.9)
Unbilled costs and inventories	(15.3)	13.1
Accounts payable and accrued expenses	(30.0)	(1.4)
Advance payments and unearned income	4.8	4.4
Due to Harris Corporation	(20.7)	4.6
Other	12.4	(9.7)

Net cash provided by operating activities	45.3	35.4
Investing Activities
Cash payments for Telsima acquisition, net of acquisition costs and cash acquired	(4.0)	—
Purchases of short-term investments and available for sale securities	(1.2)	(8.3)
Sales of short-term investments and available for sale securities	3.7	25.3
Additions of property, plant and equipment	(11.2)	(6.3)
Additions of capitalized software	(3.1)	(7.9)

Net cash (used in) provided by investing activities	(15.8)	2.8
Financing Activities
Increase (decrease) in short-term debt	10.0	(1.2)
Payments on long-term debt	(9.8)	(8.4)
Proceeds from exercise of former Stratex stock options	—	1.5
Payments on long-term capital lease obligation to Harris Corporation	(0.8)	(3.2)

Net cash provided by used in financing activities	(0.6)	(11.3)
Effect of exchange rate changes on cash and cash equivalents	(8.3)	0.9

Net increase in cash and cash equivalents	20.6	27.8
Cash and cash equivalents, beginning of year	95.0	69.2

Cash and cash equivalents, end of quarter	$115.6	$97.0

Table 3 (Continued)
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Quarter Ended
	April 3,	March 28,
	2009	2008
	(In millions)
Operating Activities
Net (loss) income	$(38.3)	$5.2
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization of identifiable intangible assets	3.6	3.7
Depreciation and amortization of property, plant and equipment and capitalized software	5.9	5.8
Non-cash stock-based compensation expense	0.4	1.7
Non-cash charges for product transition	29.3	—
Acquired in-process research and development	2.4	—
Decrease in fair value of warrants	(0.2)	(2.4)
Deferred income tax (benefit) expense	(2.7)	1.0
Changes in operating assets and liabilities, net of effects from Telsima acquisition:
Receivables	40.1	9.8
Unbilled costs and inventories	10.9	10.1
Accounts payable and accrued expenses	(30.0)	(8.5)
Advance payments and unearned income	2.0	(1.1)
Due to Harris Corporation	(12.0)	4.1
Other	17.5	(6.1)

Net cash provided by operating activities	28.9	23.3
Investing Activities
Cash payments for Telsima acquisition, net of acquisition costs and cash acquired	(4.0)	—
Purchases of short-term investments and available for sale securities	—	(3.9)
Sales of short-term investments and available for sale securities	1.0	10.5
Additions of property, plant and equipment	(4.0)	(2.7)
Additions of capitalized software	(0.9)	(1.4)

Net cash (used in) provided by investing activities	(7.9)	2.5
Financing Activities
Payments on long-term debt	(1.0)	(2.8)
Proceeds from exercise of former Stratex stock options	—	0.6
Payments on long-term capital lease obligation to Harris Corporation	(0.3)	(1.2)

Net cash used in financing activities	(1.3)	(3.4)
Effect of exchange rate changes on cash and cash equivalents	(1.8)	1.6

Net increase in cash and cash equivalents	17.9	24.0
Cash and cash equivalents, beginning of quarter	97.7	73.0

Cash and cash equivalents, end of quarter	$115.6	$97.0

HARRIS STRATEX NETWORKS, INC.
Quarter and Three Quarters Ended April 3, 2009 Summaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of revenue, gross margin, operating income (loss), non-operating income (loss), cost of product sales and services, research and development expenses, selling and administrative expenses, income (loss) before income taxes, income taxes, net income (loss), and net income (loss) per basic and diluted share adjusted to exclude certain costs, expenses, gains and losses, including such amounts related to our merger with Stratex. Management of Harris Stratex Networks, Inc. (the “Company” or “Harris Stratex”) believes that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Management also believes these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex business and better understand our performance. In addition, the Company may utilize non-GAAP financial measures as a guide in its budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 4
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
	April 3, 2009				March 28, 2008
	As	Non-GAAP		% of	As	Non-GAAP		% of
	Reported	Adjustments	Non-GAAP	Sales	Reported	Adjustments	Non-GAAP	Sales
	(In millions, except per share amounts)
Revenue from product sales and services	$158.0	$—	$158.0		$178.2	$—	$178.2
Cost of product sales and services (A)	(108.8)	—	(108.8)		(126.1)	0.5	(125.6)
Charges for product transition (B)	(29.8)	29.8	—		—	—	—
Amortization of purchased technology (C)	(1.8)	1.8	—		(1.8)	1.8	—

Gross margin	17.6	31.6	49.2	31.1%	50.3	2.3	52.6	29.5%
Research and development expenses (D)	(9.9)	0.2	(9.7)	6.1%	(11.5)	0.4	(11.1)	6.2%
Selling and administrative expenses (E)	(34.6)	0.6	(34.0)	21.5%	(31.1)	2.7	(28.4)	15.9%
Amortization of intangible assets (F)	(1.4)	1.4	—		(1.9)	1.9	—
Acquired in-process research and development (G)	(2.4)	2.4	—		—	—	—
Software impairment charges (H)	(2.9)	2.9	—		—	—	—
Restructuring charges (I)	(0.5)	0.5	—		—	—	—

Operating (loss) income	(34.1)	39.6	5.5	3.5%	5.8	7.3	13.1	7.4%
Interest income	0.2	—	0.2		0.3	—	0.3
Interest expense	(0.8)	—	(0.8)		(0.7)	—	(0.7)

(Loss) income before income taxes	(34.7)	39.6	4.9	Tax rate	5.4	7.3	12.7	Tax rate
Income tax (expense) benefit (J)	(3.6)	2.4	(1.2)	24%	(0.2)	(3.1)	(3.3)	26%

Net (loss) income	$(38.3)	$42.0	$3.7		$5.2	$4.2	$9.4

Net (loss) income per common share of Class A and Class B common stock Note (1):
Basic	$(0.65)		$0.06		$0.09		$0.16

Diluted	$(0.65)		$0.06		$0.05		$0.16

Basic weighted average shares outstanding	58.8		58.8		58.4		58.4

Diluted weighted average shares outstanding	58.8		58.8		58.7		58.7

(1)	The net (loss) income per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

Notes to Table 4:
Note A — Cost of sales and services — Includes adjustments for the third quarter of fiscal 2009 to remove Stratex Networks purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.1 million and to remove a FAS 123R credit to expense of $0.1 million.
For the third quarter of fiscal 2008, includes adjustments to remove Stratex Networks purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.2 million, and FAS 123R expense of $0.3 million.
Note B — Charges for product transition — Adjustments for the third quarter of fiscal 2009 to remove charges for an accelerated transition towards a common IP-based platform. These charges included $26.4 million related to provisions for legacy product excess and obsolete inventory, and write-downs of property, plant, manufacturing and test equipment. Additionally, $3.4 million in charges were recorded for inventory purchase commitments.
Note C — Amortization of purchased technology — Adjustments for the third quarter of fiscal 2009 and fiscal 2008 to remove amortization of purchased intangibles in connection with the merger with Stratex Networks.
Note D — Research and development expenses — Adjustments to remove FAS 123R expense of $0.2 million for the third quarter of fiscal 2009 and $0.4 million for the third quarter of fiscal 2008.
Note E — Selling and administrative expenses — Includes adjustments for the third quarter of fiscal 2009 to remove Stratex Networks purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.2 million and to remove FAS 123R expense of $0.4 million.
For the third quarter of fiscal 2008, includes adjustments to remove Stratex Networks purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets of $0.5 million, Stratex Networks merger integration costs of $0.9 million, and FAS 123R expense of $1.3 million.
Note F — Amortization of intangible assets — Adjustment for the third quarter of fiscal 2009 and fiscal 2008 to remove amortization of purchased intangibles in connection with the Stratex Networks merger.
Note G — Acquired in-process research and development — Adjustment to remove charges incurred during the third quarter of fiscal 2009 from the Telsima acquisition.
Note H — Software impairment charges — Adjustments for the third quarter of fiscal 2009 to remove charges for impairment of software.
Note I — Restructuring charges — Adjustment to remove charges for restructuring incurred during the third quarter of fiscal 2009 and fiscal 2008.
Note J — Income tax (expense) benefit — Adjustments to reflect a pro forma tax rate of 24 percent for the third quarter of fiscal 2009 and a pro forma tax rate of 26 percent for the third quarter of fiscal 2008.

Table 5
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Quarters Ended
	April 3, 2009				March 28, 2008
		Non-GAAP		% of		Non-GAAP		% of
	As Reported	Adjustments	Non-GAAP	Sales	As Reported	Adjustments	Non-GAAP	Sales
	(In millions, except per share amounts)
Revenue from product sales and services	$544.7	$—	$544.7		$531.6	$—	$531.6
Cost of product sales and services (A)	(379.3)	0.7	(378.6)		(380.0)	6.8	(373.2)
Charges for product transition (B)	(29.8)	29.8	—		—	—	—
Amortization of purchased technology (C)	(5.4)	5.4	—		(5.3)	5.3	—

Gross margin	130.2	35.9	166.1	30.5%	146.3	12.1	158.4	29.8%
Research and development expenses (D)	(29.6)	0.5	(29.1)	5.3%	(34.8)	1.1	(33.7)	6.3%
Selling and administrative expenses (E)	(104.0)	2.3	(101.7)	18.7%	(96.1)	12.0	(84.1)	15.8%
Amortization of intangible assets (F)	(4.2)	4.2	—		(5.6)	5.6	—
Acquired in-process research and development (G)	(2.4)	2.4	—		—	—	—
Software impairment charges (H)	(2.9)	2.9	—		—	—	—
Goodwill impairment charges (I)	(279.0)	279.0	—		—	—	—
Trade name impairment charges (I)	(22.0)	22.0	—		—	—	—
Restructuring charges (J)	(4.9)	4.9	—		(8.4)	8.4	—

Operating (loss) income	(318.8)	354.1	35.3	6.5%	1.4	39.2	40.6	7.6%
Interest income	0.9	—	0.9		1.4	—	1.4
Interest expense	(2.2)	—	(2.2)		(2.2)	—	(2.2)

(Loss) income before income taxes	(320.1)	354.1	34.0	Tax rate	0.6	39.2	39.8	Tax rate
Income tax (expense) benefit (K)	(28.0)	19.8	(8.2)	24%	1.2	(11.5)	(10.3)	26%

Net (loss) income	$(348.1)	$373.9	$25.8		$1.8	$27.7	$29.5

Net (loss) income per common share of Class A and Class B common stock (Note 1):
Basic	$(5.93)		$0.44		$0.03		$0.51

Diluted	$(5.93)		$0.44		$(0.02)		$0.50

Basic weighted average shares outstanding	58.7		58.7		58.4		58.4

Diluted weighted average shares outstanding	58.7		58.7		58.9		58.9

(1)	The net (loss) income per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

Notes to Table 5:
Note A — Cost of sales and services — Includes adjustments for the first three quarters of fiscal 2009 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.5 million and to remove FAS 123R expense of $0.2 million.
For the first three quarters of fiscal 2008, includes adjustments to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.6 million, merger integration costs of $1.5 million and FAS 123R expense of $1.0 million. Also includes adjustment to remove $3.7 million in write-downs of inventory related to restructuring actions for the first three quarters of fiscal 2008.
Note B — Charges for product transition — Adjustments for the first three quarters of fiscal 2009 to remove charges for an accelerated transition towards a common IP-based platform. These charges included $26.4 million related to provisions for legacy product excess and obsolete inventory, and write-downs of property, plant, manufacturing and test equipment. Additionally, $3.4 million in charges were recorded for inventory purchase commitments.
Note C — Amortization of purchased technology — Adjustments for the first three quarters of fiscal 2009 and fiscal 2008 to remove amortization of purchased intangibles in connection with the merger.
Note D — Research and development expenses — Adjustments to remove FAS 123R expense of $0.5 million for the first three quarters of fiscal 2009 and $1.1 million for the first three quarters of fiscal 2008.
Note E — Selling and administrative expenses — Includes adjustments for the first three quarters of fiscal 2009 to remove Stratex Networks purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $1.0 million and to remove FAS 123R expense of $1.3 million.
For the first three quarters of fiscal 2008, includes adjustments to remove Stratex Networks purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets of $1.5 million, Stratex Networks merger integration costs of $5.4 million, lease impairment costs of $0.9 million and FAS 123R expense of $4.2 million.
Note F — Amortization of intangible assets — Adjustment for the first three quarters of fiscal 2009 and fiscal 2008 to remove amortization of purchased intangibles in connection with the Stratex Networks merger.
Note G — Acquired in-process research and development — Adjustment to remove charges incurred during the first three quarters of fiscal 2009 from the Telsima acquisition, which occurred on February 27, 2009.
Note H — Software impairment charges — Adjustments for the first three quarters of fiscal 2009 to remove charges for impairment of software.
Note I — Goodwill and Trade name impairment charges — Adjustment to remove charges for impairment incurred during the first three quarters of fiscal 2009.
Note J — Restructuring charges — Adjustment to remove charges for restructuring incurred during the first three quarters of fiscal 2009 and fiscal 2008.
Note K — Income tax (expense) benefit — Adjustments to reflect a pro forma tax rate of 24 percent for the first three quarters of fiscal 2009 and a pro forma tax rate of 26 percent for the first three quarters of fiscal 2008. The adjustment in the first three quarters of fiscal 2009 primarily consisted of removing the effect of a $20.8 million increase in the valuation allowance on certain deferred tax assets.

Table 6
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Third Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended
	April 3, 2009			March 28, 2008
	(In millions)
	As	Non-GAAP		As	Non-GAAP
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP
North America	$42.2	$—	$42.2	$56.9	$—	$56.9
International:
Africa	63.0	—	63.0	55.9	—	55.9
Europe, Middle East, and Russia	32.3	—	32.3	39.2	—	39.2
Latin America and AsiaPac	17.6	—	17.6	22.0	—	22.0

Total International	112.9	—	112.9	117.1	—	117.1
Network Operations	2.9	—	2.9	4.2	—	4.2

	$158.0	$—	$158.0	$178.2	$—	$178.2

Table 7
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Third Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Quarters Ended
	April 3, 2009			March 28, 2008
	(In millions)
	As	Non-GAAP		As	Non-GAAP
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP
North America	$168.5	$—	$168.5	$177.3	$—	$177.3
International:
Africa	179.8	—	179.8	149.3	—	149.3
Europe, Middle East, and Russia	117.4	—	117.4	103.9	—	103.9
Latin America and AsiaPac	67.8	—	67.8	83.9	—	83.9

Total International	365.0	—	365.0	337.1	—	337.1
Network Operations	11.2	—	11.2	17.2	—	17.2

	$544.7	$—	$544.7	$531.6	$—	$531.6